Exhibit 99.1

GENMAB AND PDL BIOPHARMA SIGN PURCHASE AGREEMENT

FOR ANTIBODY MANUFACTURING FACILITY

Summary: Genmab and PDL BioPharma have entered into an agreement under which Genmab will acquire PDL’s antibody manufacturing facility located in Brooklyn Park, Minnesota, USA.

Copenhagen, Denmark and Redwood City, Calif., USA, February 21, 2008 – Genmab A/S (OMX: GEN) and PDL BioPharma, Inc. (Nasdaq: PDLI) announced today that they have entered into an agreement under which Genmab would acquire PDL’s antibody manufacturing facility located in Brooklyn Park, Minnesota, USA for USD 240 million to be paid in cash. The transaction also includes land, equipment and access to a leased space housing a development lab.

Genmab expects the Minnesota facility, which has a production capacity of 22,000 liters, will be sufficient to provide a sustainable source of both clinical and commercial scale material for its pipeline. The facility features two 1,000 liter and two 10,000 liter bioreactors, which support the simultaneous manufacture of multiple antibody products and will enable Genmab to transition three antibodies from research to manufacturing per year.

“Over the past few years Genmab has been preparing for the market launch of our late stage antibodies and we continue to build a broad pipeline of antibody products, which currently includes 10 products in clinical development. Consequently, the need to secure significant manufacturing capacity has become an increasing priority,” stated Lisa N. Drakeman, Ph.D., Chief Executive Officer of Genmab. “We believe that the new PDL manufacturing facility, with its complete antibody process development platform, represents our best option to secure manufacturing capacity, allowing Genmab to produce antibodies more efficiently and cost effectively while adding key manufacturing expertise to our capabilities we continue to build for a commercial future.”

“We are pleased to enter into this agreement with Genmab, which we believe is the optimal transaction to fully realize the value of our biologics manufacturing facility. Importantly, it also represents another step in delivering on our commitment to maximize the value of PDL’s assets for our stockholders, following on the recent sale of our commercial assets,” said L. Patrick Gage, Ph.D., interim chief executive officer of PDL.

Genmab plans to retain the approximately 170 employees currently working at the manufacturing facility and does not foresee reducing either the PDL BioPharma or Genmab headcount following the acquisition. In connection with this transaction, Genmab would produce clinical material to supply PDL’s investigational studies for certain of its pipeline products under a clinical supply agreement.

Genmab’s Torben Lund-Hansen, Ph.D. will serve as President of the manufacturing facility. Dr. Lund-Hansen has served as Vice President, Head of Manufacturing at Genmab since 2002. Previously, Dr. Lund-Hansen was responsible for establishing manufacturing facilities for Novo Nordisk.

The transaction has been approved by the boards of directors of both companies and is expected to close by the end of the first quarter of 2008. The transaction is subject to customary closing conditions, including clearance by the US antitrust authorities under the Hart-Scott-Rodino Act and will become effective as soon as these conditions have been satisfied.

Merrill Lynch & Co. is acting as financial advisor and DLA Piper and Briggs and Morgan, P.A. are acting as legal advisors to PDL in connection with the transaction.

Genmab Conference Call

Genmab’s senior management will hold a conference call about the news today, February 21, 2008 at:

3:00 PM CET

2:00 PM GMT

9:00 AM EST

The dial in numbers are as follows:

+1 866 214 7077 (in the US)

+1 416 915 9608 (outside the US)

The conference call will be held in English. A live webcast of the call will be available at www.genmab.com. The webcast will also be archived on Genmab’s website.

About Genmab A/S

Genmab is a leading international biotechnology company focused on developing fully human antibody therapeutics for unmet medical needs. Using unique, cutting-edge antibody technology, Genmab’s world class discovery and development teams have created and developed an extensive pipeline of products for potential treatment of a variety of diseases including cancer and autoimmune disorders. As Genmab advances towards a commercial future, we remain committed to our primary goal of improving the lives of patients who are in urgent need of new treatment options. For more information on Genmab’s products and technology, visit www.genmab.com.

About PDL

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. For more information, please visit www.pdl.com.

Forward Looking Statement for Genmab:

This press release contains forward looking statements. The words “believe”, “expect”, “anticipate”, “intend” and “plan” and similar expressions identify forward looking statements. Actual results or performance may differ materially from any future results or performance expressed or implied by such statements. The important factors that could cause our actual results or performance to differ materially include, among others, risks associated with product discovery and development, uncertainties related to the outcome and conduct of clinical trials including unforeseen safety issues, uncertainties related to product manufacturing, the lack of market acceptance of our products, our inability to manage growth, the competitive environment in relation to our business area and markets, our inability to attract and retain suitably qualified personnel, the unenforceability or lack of protection of our patents and proprietary rights, our relationships with affiliated entities, changes and developments in technology which may render our products obsolete, and other factors. Genmab is not under an obligation to up-date statements regarding the future following the publication of this release; nor to confirm such statements in relation to actual results, unless this is required by law.

Forward Looking Statement for PDL:

This press release contains forward-looking statements, including regarding the expected closing of PDL’s sale of manufacturing assets to Genmab which involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. The consummation of the sale of assets could be adversely impacted or prevented by failure to satisfy closing conditions, or regulatory delays. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Genmab®; the Y-shaped Genmab logo®; HuMax®; HuMax-CD4®; HuMax-CD20®; HuMax-EGFr™; HuMax-IL8™; HuMax-TAC™; HuMax-HepC™; HuMax-CD38™; HuMax-CD32b™ and UniBody® are all trademarks of Genmab A/S.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Genmab Contact:	Helle Husted, Sr. Director, Investor Relations
T: +45 33 44 77 30; M: +45 25 27 47 13; E: hth@genmab.com

PDL Contacts:	Kathleen Rinehart (Media)	Jean Suzuki (Investors)
	(650) 454-2543	(650) 454-2648
	kathleen.rinehart@pdl.com	jean.suzuki@pdl.com

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